Exhibit (a)(xii)

Execution Copy

ARTICLES SUPPLEMENTARY TO
ARTICLES OF INCORPORATION OF
LEUTHOLD FUNDS, INC.
The undersigned officers of Leuthold Funds, Inc. (the “Company”), a corporation duly organized and existing under the Maryland General Corporation Law (the “MGCL”), do hereby certify:
FIRST:  That the name of the Company is Leuthold Funds, Inc.
SECOND:  That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.
THIRD:  That in accordance with Section 2-208 of the MGCL the following amendments to the Company’s Articles of Incorporation were approved by a majority of the entire Board of Directors of the Company, as specified below in that order:
(A) reclassifying the following classes, all of which are unissued, as undesignated:
Class D Common Stock (Leuthold Asset Allocation Fund)
Class DI Common Stock (Leuthold Asset Allocation Fund Institutional Shares)
Class E Common Stock (Leuthold Select Equities Fund)
Class F Common Stock (Leuthold Undervalued and Unloved Fund)
Class H Common Stock (Leuthold Global Clean Technology Fund)
Class HI Common Stock (Leuthold Global Clean Technology Fund Institutional Shares)
Class I Common Stock (Leuthold Hedged Equity Fund)
Class II Common Stock (Leuthold Hedged Equity Fund Institutional Shares)
Class J Common Stock (Leuthold Global Industries Fund)
Class JI Common Stock (Leuthold Global Industries Fund Institutional Shares);
(B) following the reclassifications referenced above, reclassifying Class G Common Stock (Leuthold Global Fund) and Class GI Common Stock (Leuthold Global Fund Institutional Shares) as Class D Common Stock (Leuthold Global Fund) and Class DI Common Stock (Leuthold Global Fund Institutional Shares), respectively;
(C) following the reclassifications referenced above, designating and classifying 250,000,000 shares of Common Stock as Class E Common Stock (Leuthold Core ETF);
(D) following the reclassifications referenced above, reclassifying Class G Common Stock (Leuthold Global Fund) and Class GI Common Stock (Leuthold Global Fund Institutional Shares) as undesignated; and
(E) authorizing and directing the filing of these Articles Supplementary for record with the State Department of Assessments and Taxation of Maryland (the “Department”).

FOURTH:  That the table below sets forth the classifications and authorized number of shares of Common Stock of each class immediately before effecting the Amendments:
Class	Number of Shares	Aggregate Par Value
Class A Common Stock (Leuthold Core Investment Fund)	250,000,000	$25,000
Class AI Common Stock (Leuthold Core Investment Fund Institutional Shares)	250,000,000	$25,000
Class B Common Stock (Leuthold Select Industries Fund)	250,000,000	$25,000
Class C Common Stock (Grizzly Short Fund)	250,000,000	$25,000
Class D Common Stock (Leuthold Asset Allocation Fund)	250,000,000	$25,000
Class DI Common Stock (Leuthold Asset Allocation Fund Institutional Shares)	250,000,000	$25,000
Class E Common Stock (Leuthold Select Equities Fund)	250,000,000	$25,000
Class F Common Stock (Leuthold Undervalued and Unloved Fund)	250,000,000	$25,000
Class G Common Stock (Leuthold Global Fund)	250,000,000	$25,000
Class GI Common Stock (Leuthold Global Fund Institutional Shares)	250,000,000	$25,000
Class H Common Stock (Leuthold Global Clean Technology Fund)	250,000,000	$25,000
Class HI Common Stock (Leuthold Global Clean Technology Fund Institutional Shares)	250,000,000	$25,000
Class I Common Stock (Leuthold Hedged Equity Fund)	250,000,000	$25,000
Class II Common Stock (Leuthold Hedged Equity Fund Institutional Shares)	250,000,000	$25,000
Class J Common Stock (Leuthold Global Industries Fund)	250,000,000	$25,000
Class JI Common Stock (Leuthold Global Industries Fund Institutional Shares)	250,000,000	$25,000

FIFTH:  That the table below sets forth the classifications and authorized number of shares of Common Stock of each class immediately after effecting the Amendments:
Class	Number of Shares	Aggregate Par Value
Class A Common Stock (Leuthold Core Investment Fund)	250,000,000	$25,000
Class AI Common Stock (Leuthold Core Investment Fund Institutional Shares)	250,000,000	$25,000
Class B Common Stock (Leuthold Select Industries Fund)	250,000,000	$25,000
Class C Common Stock (Grizzly Short Fund)	250,000,000	$25,000
Class E Common Stock (Leuthold Global Fund)	250,000,000	$25,000
Class EI Common Stock (Leuthold Global Fund Institutional Shares)	250,000,000	$25,000
Class D Common Stock (Leuthold Core ETF)	250,000,000	$25,000
SIXTH:  That the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class are as set forth in Section B of Article IV of the Company’s Articles of Incorporation, as amended to date.
NINTH:  These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.
[Signatures follow on next page.]

IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles Supplementary hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.
Dated this 20th day of December, 2019.
LEUTHOLD FUNDS, INC.

By:   /s/ John C. Mueller
 John C. Mueller, President

Attest: /s/ Glenn R. Larson
     Glenn R. Larson, Assistant Secretary

Signature Page